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                                    AGREEMENT


         This Agreement is made and is effective the 4th day of August, 1999, between WESTERN INVESTMENT REAL ESTATE TRUST ("Company") and BRADLEY N. BLAKE ("Executive").

         The parties desire to amend certain provisions in an employment agreement between the parties dated January 28, 1998.

         The "Change of Control" section shall be amended to read as follows:

         Change of Control:         As of the date of the Change of Control,
                                    any remaining balance on the stock
                                    purchase loan will be forgiven and all
                                    options, restricted stock and other stock subject to vesting will vest 100%.

                                    If, in anticipation of, or during the
                                    12-month period following a Change of
                                    Control, the Executive is terminated other than for cause or resigns for "Good Reason" (as defined below) then there shall be a severance package to include a lump sum cash payment equal to two (2) times the current base annual salary and the highest cash bonus paid during the prior two calendar years (lump sum payment not to be less than $800,000);

                                    "Good Reason" is defined as any of the
                                    following events:

                                            A reduction in the Executive's base
                                            annual salary, bonus opportunity or
                                            a material reduction in benefits.

                                            The Executive is assigned duties
                                            inconsistent with the Executive's
                                            position, authority, duties or
                                            responsibilities as they existed
                                            prior to the Change of Control.

                                            The Executive's primary office is
                                            relocated more than 35 miles from
                                            its location immediately prior to
                                            the Change of Control or the
                                            Executive is required to travel on
                                            company business to a substantially
                                            greater extent than required
                                            immediately prior to the Change of
                                            Control.

                                    Anything in this Agreement to the contrary notwithstanding, a resignation by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a resignation for "Good Reason" for all purposes of this agreement.

         All other terms and conditions set forth in the Agreement dated January 28, 1998 shall remain in full force and effect.

                                          WESTERN INVESTMENT REAL ESTATE TRUST

                                          By: _________________________________
--------------------------
BRADLEY N. BLAKE
                                          By:__________________________________